Exhibit 10.5

FOURTH AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) dated as of October 31, 2006, is by and among MIDWEST GRAIN PROCESSORS, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions listed on the signature pages hereof and each other financial institution that may hereafter become a party to the Loan Agreement in accordance with the provisions of the Loan Agreement (collectively, the “Lenders” and individually a “Lender”) and COBANK, ACB, a federally chartered banking organization (“CoBank”), in its capacity as Agent for the Lenders and for the Issuer ( in such capacity, the “Agent”).

RECITALS

The Borrower, the Lenders and the Agent are parties to an Amended and Restated Loan and Security Agreement dated as of December 14, 2005, as amended by a First Amendment dated as of February 28, 2006, a Second Amendment dated as of March 31, 2006 and a Third Amendment dated as of September 22, 2006 (as the same may be amended, modified, supplemented, renewed or restated from time to time, the “Loan Agreement”).

The Borrower has requested that the Lenders and the Agent make certain amendments to the Loan Agreement and the Lenders and the Agent are willing to grant the Borrower’s requests subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.        Defined Terms. Capitalized terms used in this Amendment which are defined in the Loan Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Loan Agreement is amended by adding or amending, as the case may be, the following definitions:

  “‘Termination Date’ shall mean March 1, 2007.

2.        Amendment to Section 4.5 of the Loan Agreement. Section 4.5 of the Loan Agreement is hereby amended in its entirety to read as follows:

  “4.5      Compliance with Construction Lending Protocol. With respect to each Term Loan Advance, Borrower shall have complied with all procedures and conditions set forth in the Construction Lending Protocol for the Iowa Project on and as of the date of any request for such Term Loan Advance. With respect to each Revolving Term Loan Advance, Borrower shall have complied with all procedures and conditions set forth in the Construction Lending Protocol for the Michigan Project

on and as of the date of any request for such Revolving Term Loan Advance, except for those requirements described below, which shall be satisfied not later than February 1, 2007. Prior to February 1, 2007, each of the following requirements shall have been satisfied to the satisfaction of the Agent: (a) an endorsement to the Agent’s title insurance policy for the Michigan Project insuring the Borrower’s leasehold estate under that certain Lease dated May 16, 2005 from the Adrian & Blissfield Rail Road Company, as lessor, and Borrower, as lessee, as amended, subject only to such exceptions as are acceptable to the Agent in its reasonable discretion; (b) an amendment to the Lease referred to in requirement (a) above substantially in the form attached hereto as Exhibit A, duly executed by the Adrian & Blissfield Rail Road Company in favor of Borrower, which permits the lien of the Agent in the Lease referred to in requirement (a) above, clarifies the concept of “cessation of operations” in a manner reasonably acceptable to the Agent, and agrees to such other changes in the Lease as shall be reasonably requested by the Agent; and (c) a consent and non-disturbance agreement in favor of the Borrower, duly executed by any mortgagee of the Adrian & Blissfield Rail Road Company in form and content reasonably acceptable to the Agent. Failure of the Borrower to satisfy the requirements set forth in the preceding sentence by February 1, 2007 shall constitute a Matured Default under this Agreement.”

3.        Amendment to Section 8.3 of the Loan Agreement. Section 8.3 of the Loan Agreement is hereby amended by adding a new subsection (f) thereto, immediately following subsection (e) thereof, that reads as follows:

  “(f)        investments not to exceed $5,000,000 in the aggregate in Belmond Ethanol LLC, a wholly-owned subsidiary of Borrower.”

4.        Amendment to Section 1 of Exhibit 1D of the Loan Agreement. The definition of “Completion Date for the Michigan Project” appearing in Section 1 of Exhibit 1D of the Loan Agreement is hereby amended in its entirety to read as follows:

  “Completion Date for the Michigan Project” shall mean April 30, 2007.”

5.        Representations and Warranties. Borrower hereby represents and warrants to the Agent and the Lenders as follows:

  (a)        Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms.

  (b)        The execution, delivery and performance by Borrower of this Amendment has been duly authorized by all necessary action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the organizational documents of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected.

  (c)        All of the representations and warranties contained in Article 6 of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

6.        References.  All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in any other Financing Agreement to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

7.        No Other Waiver.  The execution of this Amendment and any documents related hereto shall not be deemed to be a waiver of any Default or any Matured Default under the Loan Agreement or breach, default or event of default under any other Financing Agreement or other document held by the Agent or any Lender, whether or not known to the Agent or any Lender and whether or not existing on the date of this Amendment.

8.        Release.  Borrower hereby absolutely and unconditionally releases and forever discharges the Agent and each of the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9.        Costs and Expenses.  Borrower hereby reaffirms its agreement under Section 10.4 of the Loan Agreement. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all fees and disbursements of counsel to the Agent for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.

10.       Miscellaneous.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MIDWEST GRAIN PROCESSORS, LLC

By	/s/ Patrick W. Samuelson
Its	Chief Financial Officer

COBANK, ACB, as Agent and as a Lender

By	/s/ Teresa L. Fountain
Its	Assistant Corporate Secretary

FARM CREDIT SERVICES OF AMERICA, FLCA, as a Lender

By	/s/ Chad Gent
Its	Vice President

METROPOLITAN LIFE INSURANCE COMPANY, as a Lender

By	/s/ Steven D. Craig
Its	Director

(Signature Page to Fourth Amendment to Amended and Restated Loan Agreement)